EXHIBIT 99.3
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PARADIGM ANNOUNCES CONTRACT AWARDS TOTALING OVER $13 MILLION

Rockville, MD, April 17, 2006 -- Paradigm Solutions Corporation, a Paradigm Holdings, Inc. (PDHO-OTCBB) company, today announced the signing of two contract awards with the Internal Revenue Service (IRS) on March 31, 2006, with a total value of up to $13,906,452. These contracts are for Long Term Maintenance Computing Centers (LTMCC) and Corporate Systems Modernization/Mirror Image Acquisition (CSM/MIA).

Paradigm will support the IRS, an agency within the Department of Treasury, by providing a broad range of maintenance services under the LTMCC contract, including Preventive Maintenance and Technical Support Services. The CSM/MIA contract is comprised of Hardware Maintenance Support, Preventive and Remedial Maintenance, and Technical Support Services. These contracts support the IRS' computer centers that process taxpayer related transactions, tax information data, and taxpayer file information which are a vital part of the IRS' mission.

Frank J. Jakovac, President and Chief Operating Officer of Paradigm, commented on the contract award, "Paradigm's goal is to be the preeminent provider of mission critical information technology solutions to government and industry; we are committed to excellence and client satisfaction. These contract awards demonstrate that we have cultivated a relationship of open communication, professionalism, trust and reliability with the IRS. We are extremely proud of our partnership with the IRS and use it as a benchmark in all our endeavors."

In fact, for five consecutive years Paradigm has been nominated as the Department of Treasury Small Business Partner of the Year, and won the award in 2004. The award criteria include outstanding performance on current contracts, top notch customer service, and importance of the contracts to the mission of the bureau/agency.

The company has a number of other Department of Treasury contracts, including the Office of the Comptroller of Currency, Bureau of Engraving & Printing, and the Trade and Tax Bureau.

ABOUT PARADIGM HOLDINGS, INC.

Paradigm Holdings, Inc., parent company of Paradigm Solutions Corporation and Paradigm Solutions International, is headquartered in Rockville, Maryland. It is a full-service information technology and business solutions provider for numerous government and commercial enterprises. The company currently employs nearly 300 people across 12 states. Paradigm Solutions Corporation specializes in Infrastructure Support, Software Engineering, and Continuity/COOP Planning, Emergency Management and Notification services for government customers. Paradigm Solutions International markets OpsPlannerTM disaster recovery and emergency management software and information technology security consulting to commercial enterprises. More information about Paradigm Holdings Inc. can be found at WWW.PARADIGMSOLUTIONS.COM.

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SAFE HARBOR STATEMENT

This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Paradigm Holdings, Inc. assumes no obligation to update the information contained in this press release. Future results for Paradigm Holdings, Inc. may be affected by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm Holdings, Inc. specific risks and uncertainties please refer to recent SEC filings for Paradigm Holdings, Inc., which are available from the Edgar Web site at WWW.EDGAR.ORG.


FOR MEDIA:                                 FOR INVESTORS:
Valeriya Sherman                           Sean Kirwan
VSherman@ParadigmSolutions.com             SKirwan@ParadigmSolutions.com
(240) 283-3432                             (240) 283-3429


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